[LETTERHEAD OF KPMG]

February 15, 1999

Auditors' Report to the Shareholders of
Camdev Limited

We have audited the financial statements of Camdev Limited (hereinafter "the Company") as follows:

      -     Balance sheets as at December 31, 1998 and 1997
      - Statements of earnings, statements of changes in shareholders' equity and statements of cash flows for each of the three years ended December 31, 1998

These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Manner of Auditor's Performance) 1973. Such standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The above mentioned financial statements were prepared on the basis of the historical cost convention, in historical values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel. Condensed data of the Company in nominal historical values, on the basis of which its adjusted financial statements were prepared, is presented in Note 9.
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In our opinion, based on our audit, the financial statements referred to above present fairly, in conformity with accounting principles generally accepted in Israel, consistently applied, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations, changes in its shareholders' equity and its cash flows for each of the three years, the last of which ended December 31, 1998. Furthermore, these statements have, in our opinion, been prepared in accordance with the Securities Regulations (Preparation of Annual Financial Statements) 1993.

Accounting principles generally accepted in Israel differ in certain respects from accounting principles generally accepted in the United States. The application of the latter affects the determination of nominal net profit and shareholders' equity to the extent summarized in Note 10C to the financial statements.


/s/ Somekh Chaikin

Certified Public Accountants (Isr.)